Financial Data

SBC Communications Inc.

Consolidated Statements of Income
Dollars in millions except per share amounts

Unaudited

	Three Months Ended			Six Months Ended

	6/30/04	6/30/03	% Chg	6/30/04	6/30/03	% Chg

Operating Revenues
Voice	$5,225	$5,579	-6.3%	$10,457	$11,330	-7.7%
Data	2,727	2,491	9.5%	5,374	4,970	8.1%
Long-distance voice	815	612	33.2%	1,564	1,190	31.4%
Directory advertising	1,055	1,080	-2.3%	2,115	2,156	-1.9%
Other	492	474	3.8%	932	965	-3.4%

Total Operating Revenues	10,314	10,236	0.8%	20,442	20,611	-0.8%

Operating Expenses
Cost of sales (exclusive of depreciation
and amortization shown separately below)	4,305	4,067	5.9%	8,543	8,150	4.8%

Selling, general and administrative	2,627	2,442	7.6%	5,035	4,840	4.0%

Depreciation and amortization	1,888	1,977	-4.5%	3,811	3,973	-4.1%

Total Operating Expenses	8,820	8,486	3.9%	17,389	16,963	2.5%

Operating Income	1,494	1,750	-14.6%	3,053	3,648	-16.3%

Interest Expense	236	376	-37.2%	467	693	-32.6%

Interest Income	120	143	-16.1%	236	279	-15.4%

Equity in Net Income of Affiliates	369	471	-21.7%	961	836	15.0%

Other Income (Expense) - Net	(44)	84	-	817	1,665	-50.9%

Income Before Income Taxes	1,703	2,072	-17.8%	4,600	5,735	-19.8%

Income Taxes	535	684	-21.8%	1,495	1,892	-21.0%

Income Before Cumulative
Effect of Accounting Changes	1,168	1,388	-15.9%	3,105	3,843	-19.2%

Cumulative Effect of Accounting Changes, net of tax	-	-	-	-	2,541	-

Net Income	$1,168	$1,388	-15.9%	$3,105	$6,384	-51.4%

Basic Earnings Per Share:
Income Before Cumulative
Effect of Accounting Changes	$0.35	$0.42	-16.7%	$0.94	$1.16	-19.0%
Net Income	$0.35	$0.42	-16.7%	$0.94	$1.92	-51.0%
Weighted Average Common
Shares Outstanding (000,000)	3,312	3,323	-0.3%	3,310	3,321	-0.3%
Diluted Earnings Per Share:
Income Before Cumulative
Effect of Accounting Changes	$0.35	$0.42	-16.7%	$0.94	$1.15	-18.3%
Net Income	$0.35	$0.42	-16.7%	$0.94	$1.92	-51.0%
Weighted Average Common
Shares Outstanding with Dilution (000,000)	3,323	3,334	-0.3%	3,323	3,334	-0.3%

Financial Data

SBC Communications Inc.

Statements of Segment Income
Dollars in millions except per share amounts

Unaudited

	Three Months Ended				Six Months Ended

	6/30/2004	6/30/2003	% Chg		6/30/2004	6/30/2003	% Chg
Wireline

Segment Operating Revenues
Voice	$ 5,206	$ 5,566	-6.5%		$ 10,419	$ 11,305	-7.8%
Data	2,727	2,491	9.5%		5,374	4,970	8.1%
Long-distance voice	815	612	33.2%		1,564	1,190	31.4%
Other	479	461	3.9%		910	938	-3.0%

Total Segment Operating Revenues	9,227	9,130	1.1%		18,267	18,403	-0.7%

Segment Operating Expenses
Cost of sales	4,091	3,862	5.9%		8,112	7,741	4.8%

Selling, general and administrative
Selling	1,644	1,614	1.9%		3,307	3,146	5.1%
General and administrative	674	654	3.1%		1,194	1,188	0.5%

Selling, general and administrative	2,318	2,268	2.2%		4,501	4,334	3.9%

Depreciation and amortization	1,863	1,953	-4.6%		3,761	3,922	-4.1%

Total Segment Operating Expenses	8,272	8,083	2.3%		16,374	15,997	2.4%

Segment Income	$ 955	$ 1,047	-8.8%		$ 1,893	$ 2,406	-21.	3%

Cingular *

Segment Operating Revenues
Service revenues	$ 3,801	$ 3,619	5.0%		$ 7,359	$ 7,013	4.9%
Equipment sales	354	255	38.8%		738	499	47.9%

Total Segment Operating Revenues	4,155	3,874	7.3%		8,097	7,512	7.8%

Segment Operating Expenses
Cost of services and equipment sales	1,448	1,341	8.0%		2,907	2,558	13.6%
Selling, general and administrative	1,462	1,269	15.2%		2,834	2,486	14.0%
Depreciation and amortization	565	508	11.2%		1,117	996	12.1%

Total Segment Operating Expenses	3,475	3,118	11.4%		6,858	6,040	13.5%

Segment Operating Income	680	756	-10.	1%	1,239	1,472	-15.	8%

Other Income (Expense) - Net	(331)	(334)	0.9%		(657)	(629)	-4.5%

Segment Income	$ 349	$ 422	-17.	3%	$ 582	$ 843	-31.	0%

* Results reflect 100% of Cingular Wireless' actual results
Directory

Segment Operating Revenues	$ 1,051	$ 1,066	-1.4%		$ 2,105	$ 2,128	-1.1%

Segment Operating Expenses
Cost of sales	234	224	4.5%		473	440	7.5%

Selling, general and administrative
Selling	143	159	-10.1%		285	313	-8.9%
General and administrative	107	100	7.0%		209	203	3.0%

Selling, general and administrative	250	259	-3.5%		494	516	-4.3%

Depreciation and amortization	2	4	-50.	0%	5	11	-54.	5%

Total Segment Operating Expenses	486	487	-0.2%		972	967	0.5%

Segment Income	$ 565	$ 579	-2.4%		$ 1,133	$ 1,161	-2.4%

International

Segment Operating Revenues	$ 6	$ 8	-25.0%		$ 11	$ 14	-21.4%

Segment Operating Expenses	6	11	-45.	5%	18	32	-43.	8%

Segment Operating Income (Loss)	-	(3)	-		(7)	(18)	61.1%

Equity in Net Income of Affiliates	149	216	-31.	0%	601	328	83.2%

Segment Income	$ 149	$ 213	-30.	0%	$ 594	$ 310	91.6%

Financial Data

SBC Communications Inc.

Consolidated Balance Sheets
Dollars in millions except per share amounts

Unaudited

	6/30/2004	12/31/2003
Assets
Current Assets
Cash and cash equivalents	$11,586	$4,806
Accounts receivable - net of allowances for
uncollectibles of $974 and $914	5,564	6,178
Short-term investments	346	378
Prepaid expenses	783	760
Deferred income taxes	575	712
Other current assets	1,103	1,134

Total current assets	19,957	13,968

Property, plant and equipment - at cost	134,943	133,923
Less: accumulated depreciation and amortization	84,387	81,795

Property, Plant and Equipment - Net	50,556	52,128

Goodwill- Net	1,625	1,611
Investments in Equity Affiliates	2,074	6,947
Investments in and Advances to Cingular Wireless	11,351	11,003
Other Assets	14,859	14,509

Total Assets	$100,422	$100,166

Liabilities and Shareowners' Equity
Current Liabilities
Debt maturing within one year	$2,460	$1,879
Accounts payable and accrued liabilities	9,386	10,870
Accrued taxes	907	478
Dividends payable	1,035	1,033

Total current liabilities	13,788	14,260

Long-Term Debt	15,162	16,060

Deferred Credits and Other Noncurrent Liabilities
Deferred income taxes	15,681	15,079
Postemployment benefit obligation	12,663	12,692
Unamortized investment tax credits	205	220
Other noncurrent liabilities	3,643	3,607

Total deferred credits and other noncurrent liabilities	32,192	31,598

Shareowners' Equity
Common shares issued ($1 par value)	3,433	3,433
Capital in excess of par value	12,941	13,010
Retained earnings	28,670	27,635
Treasury shares (at cost)	(4,390)	(4,698)
Additional minimum pension liability adjustment	(1,132)	(1,132)
Accumulated other comprehensive income	(242)	-

Total shareowners' equity	39,280	38,248

Total Liabilities and Shareowners' Equity	$100,422	$100,166

Financial Data

SBC Communications Inc.

Consolidated Statement of Cash Flows
Dollars in millions, increase (decrease) in cash and cash equivalents

Unaudited

Six Months Ended

	6/30/04	6/30/03

Operating Activities
Net income	$3,105	$6,384
Adjustments to reconcile net income to
net cash provided by operating activities:
Depreciation and amortization	3,811	3,973
Undistributed earnings from investments
in equity affiliates	(671)	(593)
Provision for uncollectible accounts	392	576
Amortization of investment tax credits	(15)	(19)
Deferred income tax expense	881	644
Gain on sale of investments	(849)	(1,647)
Cumulative effect of accounting change, net of tax	-	(2,541)
Retirement benefit funding	(232)	(445)
Changes in operating assets and liabilities:
Accounts receivable	222	473
Other current assets	8	(213)
Accounts payable and accrued liabilities	(1,048)	1,106
Other - net	187	(891)

Total adjustments	2,686	423

Net Cash Provided by Operating Activities	5,791	6,807

Investing Activities
Construction and capital expenditures	(2,138)	(1,969)
Purchases of held-to-maturity securities	(135)	(285)
Maturities of held-to-maturity securities	237	-
Dispositions	5,179	2,620
Acquisitions	(9)	-
Proceeds from note repayment	50	-

Net Cash Provided by Investing Activities	3,184	366

Financing Activities
Net change in short-term borrowings with
original maturities of three months or less	(35)	(78)
Repayment of other short-term borrowings	-	(1,070)
Repayment of long-term debt	(184)	(2,496)
Issuance of treasury shares	93	42
Dividends paid	(2,069)	(1,999)

Net Cash Used in Financing Activities	(2,195)	(5,601)

Net increase in cash and cash equivalents	6,780	1,572

Cash and cash equivalents beginning of year	4,806	3,567

Cash and Cash Equivalents End of Period	$11,586	$5,139